UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2010

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 30, 2010 Greer Bancshares Incorporated (the “Company”) provided a copy of a press release announcing its financial results for the quarter ended March 31, 2010 to several media outlets. The press release was furnished as an exhibit to the Company’s Form 8-K (the “Form 8-K”) which was filed with the Commission on April 30, 2010. Subsequent to filing the Form 8-K, the Company received new appraisals of foreclosed properties and made the decision to auction certain foreclosed properties that resulted in write-downs and losses on the sale of other real estate owned totaling $308,000. The total net adjustments including taxes resulted in a reduction to net income of $315,000.

This resulted in a revision of the previously reported net income available to common shareholders. As a result, the Company issued a new amended press release on May 12, 2010, which is attached hereto as Exhibit 99.1.

Item 2.02.	Results of Operations and Financial Condition

We are furnishing a new Exhibit 99.1 to replace the original press release in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	News Release dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ Kenneth M. Harper
Name:	Kenneth M. Harper
Title:	President and Chief Executive Officer

Dated: May 13, 2010

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News Release dated May 12, 2010.

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